                                                                   Exhibit 10.7

                                   SUBLEASE

     THIS SUBLEASE (this "Sublease") is dated for reference purposes as of February 12, 1999, and is made by and between Concentric Network Corporation ("Sublandlord"), and Imgis, Inc., dba "AdForce" ("Subtenant"). Sublandlord and Subtenant hereby agree as follows:

     1. RECITALS: This Sublease is made with reference to the fact that Spieker Properties, L. P., a California limited partnership, as landlord ("Master Landlord"), and Sublandlord, as tenant, are parties to that certain Lease dated February 22, 1998 (the "Master Lease"), with respect to approximately 41,151 square feet of space (the "Premises"), in that certain building (the "Building") located at 10590 N. Tantau Avenue, Cupertino, California. A copy of the Master Lease is attached hereto as EXHIBIT A. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Master Lease.

     2. SUBLEASED PREMISES: Subject to the terms and conditions of this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the entire Premises.

     3. TERM:

          A. TERM. The term (the "Term") of this Sublease shall be for the period commencing on April 15, 1999 (the "Commencement Date"), subject to Paragraph 3.C below, and ending on April 23, 2003, unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms (the "Expiration Date").

          B. OPTION TO EXTEND. Subtenant shall have no options or rights to extend the Term of this Sublease or expand the Premises.

          C. EARLY OCCUPANCY. Within five (5) days following (i) full execution of this Sublease by Sublandlord and Subtenant (and Subtenant's payment to Sublandlord of the prepaid rent and Security Deposit) and (ii) receipt by Sublandlord of the Consent to Sublease Agreement (the "Consent to Sublease") for this Sublease executed by Master Landlord, then Sublandlord shall deliver possession of the Premises to Subtenant (the "Early Occupancy Start Date") and following such delivery, Subtenant shall have the right to occupy and use the Premises for the permitted use described in this Sublease from the Early Occupancy Start Date until the Commencement Date (the "Early Occupancy Period"), provided such occupancy shall be subject to Sublandlord's rights to use the Data Center (as hereinafter defined) as set forth in Paragraph 3.D below, and provided further that such early occupancy shall be subject to all of the terms and conditions of this Sublease, excluding only the obligation to pay Rent (as defined in Paragraph 4.A below). If Sublandlord fails to deliver possession of the Premises to Subtenant within ten (10) days following (i) full execution of this Sublease by Sublandlord and Subtenant
(and Subtenant's payment to Sublandlord of the prepaid rent and Security Deposit) and (ii) receipt by Sublandlord of the Consent to Sublease for this Sublease executed by Master Landlord, then Subtenant shall have the right to terminate this Sublease, provided Subtenant delivers written notice of termination to Sublandlord within five (5) days thereafter. Following full execution of this Sublease by Sublandlord and Subtenant (and Subtenant's payment to Sublandlord of the prepaid rent and Security Deposit), Sublandlord shall use its reasonable efforts to obtain the Master Landlord's written consent to this Sublease.

          D. DATA CENTER ACCESS. The parties acknowledge that Sublandlord will be operating its business in the Data Center during the Early Occupancy Period. The Data Center shall be defined as that portion of the Premises outlined in EXHIBIT B attached hereto. Notwithstanding anything to the contrary in this Sublease, Sublandlord shall have access to and the exclusive control over and possession of the Data Center through February 28, 1999. Sublandlord shall provide Subtenant, however, limited access to the Data Center beginning on the Early Occupancy Start Date for the sole purpose of installing its telephone and network cabling provided (i) such limited access shall be during business hours only and Subtenant shall at all times be accompanied by an authorized employee of Sublandlord, (ii) such limited access shall not interfere with Sublandlord's business operations in the Data Center and (iii) such limited access shall be subject to all of the terms and conditions of this Sublease, excluding only the obligation to pay Rent. After February 28, 1999, Subtenant shall have the right to occupy the Data Center for the permitted uses described in this Sublease; provided, however, that after February 28, 1999, Sublandlord (i) shall continue to have, during the remainder of the Early Occupancy Period, the exclusive use of ten (10) racks in the Data Center and shall have reasonable access to the Data Center at all times during the remainder of the Early Occupancy Period.

     4. RENT:

          A. BASE RENT. Commencing on the Commencement Date and continuing each month throughout the Term of this Sublease, Subtenant shall pay to Sublandlord as base rent for the Premises monthly installments as follows ("Base Rent"):

                                                     Monthly Base Rent
          -------------------------------------------------------------
          April 15, 1999 - April 30, 1999                $47,323.65
          -------------------------------------------------------------
          May 1, 1999 - April 30, 2000                   $98,433.19
          -------------------------------------------------------------
          May 1, 2000 - April 30, 2001                  $102,370.52
          -------------------------------------------------------------
          May 1, 2001 - April 30, 2002                  $106,465.34
          -------------------------------------------------------------
          May 1, 2002 - April 23, 2003                  $110,723.95

Base Rent and Additional Rent, as defined in Paragraph 4.B below, (collectively, hereinafter "Rent") shall be paid in advance at least two (2) days prior to the (1st) day of each month. Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublandlord at 1400 Parkmoor Avenue, San Jose, California 95126,
Attention: Peter J. Bergeron, or such other address as may be designated in writing by Sublandlord.

      B. ADDITIONAL RENT. All monies other than Base Rent required to be paid by Subtenant under this Sublease, including, without limitation, all amounts payable by Sublandlord in connection with the Master Lease or the Premises (including, without limitation, all "Operating Expenses", "Estimated Operating Expenses" and "Operating Expense Adjustments" under Article 7 of the Master Lease) shall be deemed additional rent ("Additional Rent"). Subtenant and Sublandlord agree, as a material part of the consideration given by Subtenant to Sublandlord for this Sublease, Subtenant shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising under the Master Lease in connection with the Premises accruing after the Commencement Date, such that Sublandlord shall receive, as net consideration for this Sublease, full reimbursement thereof.

      C. PREPAYMENT OF RENT. Upon execution hereof by Subtenant, Subtenant shall pay to Sublandlord the sum of Forty-Seven Thousand Three Hundred Twenty-Three Dollars and 65/100 ($47,323.65), which shall constitute Base Rent for the period April 15, 1999 through April 30, 1999.

     5. SECURITY DEPOSIT: Upon execution hereof, Subtenant shall deposit with Sublandlord the sum of Ninety-Eight Thousand Four Hundred Thirty-Three Dollars and 19/100 ($98,433.19) (the "Security Deposit"), in cash, as security for the performance by Subtenant of the terms and conditions of this Sublease. If Subtenant fails to pay Rent or other charges due under this Sublease or otherwise defaults with respect to any provision of this Sublease, then Sublandlord, without prejudice to any other remedy provided in this Sublease or by law, may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublandlord has become obligated to pay by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord has suffered thereby. If Sublandlord so uses or applies all or any portion of the Security Deposit, then Subtenant, within ten (10) days after demand by Sublandlord therefor, shall deposit cash with Sublandlord in the amount required to restore the Security Deposit to the full amount stated above. Sublandlord may commingle the Security Deposit with its own funds and Subtenant shall not be entitled to interest on the Security Deposit. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Sublandlord in case of Subtenant's default. Upon the expiration of this Sublease and Subtenant's vacation of the Premises, provided Subtenant is not in default under the terms of this Sublease, Sublandlord shall return to Subtenant so much of the Security Deposit as has not been applied by Sublandlord pursuant to this Paragraph, or which is not otherwise required to cure Subtenant's defaults.

     6. HOLDOVER: Subtenant acknowledges that the Termination Date of the Master Lease is April 30, 2003 and that it is critical that Subtenant surrender the Premises on or before the Expiration Date in accordance with the terms of this Sublease. Accordingly, Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, claims, liabilities and damages resulting from Subtenant's failure to surrender the Premises on the Expiration Date in the condition required under the terms of this Sublease (including, without limitation, any liability or damages sustained by Sublandlord as a result of a holdover of the Master Premises by Sublandlord occasioned by the holdover of the Premises by Subtenant). In addition, Subtenant shall pay Sublandlord holdover rent equal to one hundred fifty percent (150%) of Base Rent plus any Additional Rent payable hereunder for any period from the Expiration Date through the date Subtenant surrenders the Premises in the condition required hereunder.

     7. CONDITION: Sublandlord warrants to Subtenant, for the period commencing on the Early Occupancy Start Date and expiring sixty (60) days following the Commencement Date (the "Warranty Period"), that the existing plumbing, electrical, fire protection, lighting and air conditioning and heating systems in the Premises are in working order and repair on the Early Occupancy Start Date, except for those items set forth on EXHIBIT C attached hereto and incorporated herein. If a non-compliance with said warranty arises during the Warranty Period, Sublandlord shall after receipt of written notice from Subtenant setting forth with specificity the nature and extent of such non-compliance, rectify the same at Sublandlord's expense. If Subtenant does not give Sublandlord written notice of a non-compliance with this warranty during the Warranty Period, correction of that non-compliance shall be the obligation of Subtenant, at Subtenant's sole cost and expense. The parties acknowledge and agree that Subtenant is subleasing the Premises on an "AS IS" basis, and that, except as set forth in this Paragraph 7 above, Sublandlord has made no representations or warranties, express or implied, whatsoever, with respect to the Premises, including, without limitation, any representation or warranty as to the suitability of the Premises for Subtenant's intended use. Notwithstanding anything to the contrary in this Sublease or the Master Lease, the foregoing warranty shall not apply to (and Sublandlord shall have no obligation to correct or pay for) any non-compliance or any deficiency or damage to any of the systems in the Premises described in this Section 7 above which is caused by or arises out of any act or omission of Subtenant, or its agents, employees, contractors or invitees.

     8. REPAIRS: Subject to Paragraph 7 of this Sublease, Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990, as may be amended). In addition, Sublandlord shall have no obligation to perform any repairs or any other obligation of Master Landlord required to be performed by Master Landlord under the terms of the Master Lease (including, without limitation, Master Landlord's obligations under Articles 7, 8, 10, 23 and 24 of the Master Lease and Master Landlord's obligation to comply with laws) and Subtenant shall look solely to Master Landlord for performance of said obligations. Sublandlord shall, however, request performance of the same in writing from Master Landlord promptly after being requested to do so by Subtenant, and shall use Sublandlord's reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord's performance. Subtenant expressly waives the provisions of Section 1932, subsection 1, and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Sublandlord as provided in Section 1942 of said Civil Code.

     9. ASSIGNMENT AND SUBLETTING: In the event of any Transfer, including without limitation, a Transfer to a "Permitted Tenant Affiliate" (as defined by and meeting the criteria set forth in Section 21.C of the Master Lease, as incorporated herein, even if Sublandlord consents or is deemed to have consented to the Transfer, Subtenant shall still be required to obtain the consent of the Master Landlord to any such Transfer, including to a Permitted Tenant Affiliate. If Subtenant is a public company, any sale of Subtenant's capital stock through any national market system or public exchange shall not be deemed a Transfer under the terms of this Sublease; provided, however, that Subtenant hereby agrees that such a sale could constitute a Transfer under the Master Lease and therefore, Subtenant hereby agrees that it shall be required to obtain Master Landlord's prior written consent to any such Transfer, unless in the Consent to Sublease, Master Landlord expressly acknowledges that such a sale does not constitute a Transfer. Notwithstanding anything to the contrary in this Sublease, Sublandlord's approval of any transfer, including a "Permitted Tenant Affiliate", shall be subject to the Master Landlord's written approval and subject to the Master Landlord's right to terminate the Master Lease as set forth in Section 21.A of the Master Lease.

     10. USE:

         A. Subtenant may use the Premises for general office purposes only and for no other purpose whatsoever.

         B. Subtenant shall not use, store, keep, handle, manufacture, transport, release, discharge, emit or dispose of any Hazardous Materials in, on, under, about, to or from the Premises. Subtenant may handle, store, use and dispose of products containing small quantities of Hazardous Materials for "general office purposes" (such as toner for copies) to the extent customary and necessary for the Permitted Use of the Premises; provided that Subtenant shall always handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building, or Project or surrounding land or environment. Sublandlord shall release Subtenant from and against all liabilities, losses, costs and expenses (including attorneys' and consultants' fees), demands, causes of action, claims or judgments arising out of the use, generation, storage, release or disposal of Hazardous Materials by Sublandlord or its agents, employees, contractors or invitees on or about the Premises.

         C. Subtenant shall not do or permit anything to be done in or about the Premises which would (i) injure the Premises; or (ii) vibrate, shake, overload, or impair the efficient operation of the Premises or the sprinkler systems, heating, ventilating or air conditioning equipment, or utilities systems located therein. Subtenant shall not store any materials, supplies, finished or unfinished products or articles of any nature outside of the Premises. Subtenant shall comply with all reasonable rules and regulations promulgated from time to time by Master Landlord.

         D. Subject to Paragraph 3 of this Sublease, Sublandlord hereby consents to Subtenant's use of the Data Center, the diesel storage and emergency power system, and the fire suppression system all of which are located within the Premises in connection with its sublease of the Premises provided that Subtenant obtains Master Landlord's express written consent to such use.

     11. EFFECT OF CONVEYANCE: As used in this Sublease, the term "Sublandlord" means the holder of the Tenant's interest under the Master Lease. In the event of any assignment or transfer of the Tenant's interest under the Master Lease, which assignment or transfer may occur at any time during the Term hereof in Sublandlord's sole discretion, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder, and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord may transfer and deliver any security of Subtenant to the transferee of the Tenant's interest under the Master Lease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.

     12. DELIVERY AND ACCEPTANCE: Sublandlord shall deliver the Premises in broom-clean condition. This Sublease shall not be void or voidable, nor shall Sublandlord be liable to Subtenant for any loss or damage, by reason of delays in the Commencement Date or delays in Sublandlord delivering the Premises to Subtenant for any reason whatsoever, except as expressly set forth in Paragraph 3.C of this Sublease. Subtenant has fully inspected the Premises and is satisfied with the condition thereof. By taking possession of the Premises, Subtenant conclusively shall be deemed to have accepted the Premises in its then-existing, "AS IS" condition, without any representation or warranty whatsoever from Sublandlord with respect thereto, except as expressly set forth in Paragraph 7 of this Sublease.

      13. IMPROVEMENTS: Subtenant shall not make any alterations or improvements to the Premises, except in accordance with the Master Lease, and except with the prior written consent of both Master Landlord and Sublandlord.

     14. DATA CENTER EQUIPMENT: On or before the Early Occupancy Start Date, Sublandlord shall execute and deliver a bill of sale conveying to Subtenant all of the items set forth on EXHIBIT D attached hereto.

     15. RELEASE AND WAIVER OF SUBROGATION: Notwithstanding anything to the contrary in this Sublease, Sublandlord and Subtenant hereby release each other (and Subtenant shall release Master Landlord) from any damage to property or loss of any kind which is caused by or results from any risk that is insured against under any property insurance policy required to be carried by either party or is actually carried by either party in connection with this Sublease. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under the policy. Each party shall use its reasonable efforts to cause each property insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by the policy, and each party shall notify the other party if it is unable to obtain a waiver of subrogation. Sublandlord shall not be liable to Subtenant, nor shall Subtenant be entitled to terminate this Sublease or to abate Rent for any reason, including, without limitation, (i) failure or interruption of any utility system or service or (ii) failure of Master Landlord to maintain the Premises as may be required under the Master Lease. The obligations of Sublandlord and Subtenant shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of the business entity.

     16. INSURANCE: Subtenant shall obtain and keep in full force and effect, at Subtenant's sole cost and expense, during the Term the insurance required to be carried by the "Tenant" under the Master Lease. Subtenant shall include Sublandlord and Master Landlord as an additional insured in any policy of insurance carried by Subtenant in connection with this Sublease and shall provide Sublandlord with certificates of insurance upon the Early Occupancy Start Date.

     17. DEFAULT: Subtenant's failure to perform each of its obligations under this Sublease shall be deemed a material default under this Sublease. In addition, Subtenant shall be in material default of its obligations under this Sublease if Subtenant is responsible for the occurrence of any of the events of default set forth in Section 26 of the Master Lease, incorporated herein, as modified by this Sublease, or if Subtenant commits any other act or omission which constitutes a default under the Master Lease.

     18. SUBLANDLORD DEFAULT: Sublandlord shall not be deemed in default of this Sublease unless Sublandlord fails within a reasonable period of time to perform an obligation required to be performed by Sublandlord. For purposes of this Paragraph 18, a reasonable period of time shall in no event be less than thirty (30) days after receipt by Sublandlord of written notice specifying wherein such obligation of Sublandlord which has not been performed; provided, however, that if the nature of Sublandlord's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Sublandlord shall not be in default of this Sublease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

     19. REMEDIES: In the event of any default by Subtenant, Sublandlord shall have all remedies provided to the "Landlord" in the Master Lease as if an event of default had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Without limiting the generality of the foregoing, Landlord shall have the remedy described in California Civil Code
Section 1951.4 (Sublandlord may continue the Sublease in effect after Subtenant's breach and abandonment and recover rent as it becomes due, if Subtenant has right to sublet or assign, subject only to reasonable limitations). Sublandlord may resort to its remedies cumulatively or in the alternative.

     20. SURRENDER: On or before the Expiration Date or any sooner termination of this Sublease, Subtenant shall remove all of its trade fixtures, personal property and all alterations constructed by Subtenant in the Premises which are required to be removed under the terms of this Sublease or the Master Lease and shall surrender the Premises to Sublandlord in (a) good condition, order and repair, reasonable wear and tear excepted and (b) free of Hazardous Materials used, stored, handled, manufactured, transported, released, discharged, emitted or disposed of by Subtenant or it agents, employees, contractors or invitees. Subtenant shall repair any damage to the Premises caused by Subtenant's removal of its personal property, furnishings and equipment. If the Premises are not so surrendered, then Subtenant shall be liable to Sublandlord for all reasonable costs incurred by Sublandlord in returning the Premises to said required condition, plus interest thereon at the Applicable Interest Rate. Subtenant shall not be required to remove any tenant improvements or alterations installed in the Premises by Sublandlord. Subtenant shall be required to remove all equipment set forth on EXHIBIT D, to the extent such removal is permitted under the terms of this Sublease and/or the Master Lease, of if required by Sublandlord.

     21. BROKER: Sublandlord and Subtenant each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction other than Spallino Reid representing Sublandlord and Cornish & Carey representing Subtenant. Each party agrees to indemnify and hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of the other party's actions or dealings with such other agent, broker, salesman, or finder.

     22. NOTICES: Unless at least five (5) days' prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be properly addressed and delivered as follows: (a) personally delivered; or (b) submitted to an overnight courier service, charges prepaid; or (c) deposited in the mail (certified, return-receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being so submitted to an overnight courier service and two (2) business days after deposit in the United States mail, if mailed as set forth above. All notices given to Master Landlord under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

     23. OTHER SUBLEASE TERMS:

         A. INCORPORATION BY REFERENCE. Except as set forth below and except as otherwise provided in this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to this "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Premises" herein; (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublandlord" and "Subtenant", respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, utilities, electricity, repairs (or damage caused by Master Landlord), restoration, insurance, indemnities, reimbursements, representations, warranties which are the obligation of the Master Landlord under the Master Lease or the performance of any other obligation of Master Landlord under the Master Lease, whether or not incorporated herein, the sole obligation of Sublandlord shall be to request the same in writing from Master Landlord as and when requested to do so by Subtenant, and to use Sublandlord's reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord's performance; (v) with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to "Tenant" a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Subtenant shall three (3) fewer days (but not less than three (3)) to perform the obligation, including, without limitation, curing any defaults; (vi) with respect to any approval required to be obtained from the "Landlord" under the Master Lease, such approval must be obtained from both Master Landlord and Sublandlord, and Sublandlord's withholding of approval shall in all events be deemed reasonable if for any reason Master Landlord's approval is not obtained or is denied; (vii) with respect to any approval required to be obtained from the Sublandlord in connection with this Sublease, Sublandlord's approval shall not be unreasonably withheld, except to the extent otherwise set forth in the Master Lease, provided Sublandlord's withholding of approval shall in all events be deemed reasonable if for any reason Master Landlord's approval is not obtained or is denied; (viii) in any case where the "Landlord" reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Landlord and Sublandlord; (viii) in any case where "Tenant" is to indemnify, release or waive claims against "Landlord", such indemnity, release or waiver shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; (ix) in any case where "Tenant" is to execute and deliver certain documents or notices to "Landlord", such obligation shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; and (x) the following modifications shall be made to the Master Lease as incorporated herein:

     (a) the following provisions of the Master Lease are not incorporated herein: Basic Lease Information (except Landlord and Landlord's Notice Address (for the purpose of incorporating the Master Landlord's name and address, only) and except for Project Description, Building Description, Permitted Use, Parking Density, Tenant's Proportionate Share of Building, Tenant's Proportionate Share of Project) Sections 3, 6, 19, 32 (first sentence), Additional Paragraphs to Lease Section 39 and the Addenda to Lease Agreement; references to "Landlord" in the following provisions shall mean "Master Landlord" only (subject, however, to clauses (iv) through (ix) of the introductory language to this Paragraph 22.A): Sections 7.E, 8.A, 10, 16, 20, 24 (except first reference to "Landlord" and except 24.E) and 28;

     (b) references to "twenty (20) days" in Section 7.E shall be changed to "fifteen (15) days";

     (c) the phrase "except as expressly otherwise provided in Paragraph 10" in the second sentence of Section 8.B(6) of the Lease shall be deleted;

     (d) Section 34 of the Lease, incorporated herein, shall not apply to Subtenant's obligation to surrender the Premises in accordance with the Sublease or apply to any monetary obligation of Subtenant;

     (e) any right to abate rent provided to Subtenant through incorporation of the provisions of the Master Lease shall not exceed the rent actually abated under the Master Lease.

     24. ASSUMPTION OF OBLIGATIONS: This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Landlord thereunder. Subtenant hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are assumed by Subtenant hereunder; and (ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master

Lease, except as otherwise expressly provided herein. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublandlord to Subtenant. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublandlord and Subtenant, the provisions of this Sublease shall control.

     25. RIGHT TO CONTEST: If Sublandlord does not have the right to contest any matter in the Master Lease due to expiration of any time limit that may be set forth therein or for any other reason, then notwithstanding any incorporation of any such provision from the Master Lease in this Sublease, Subtenant shall also not have the right to contest any such matter.

     26. DAMAGE AND DESTRUCTION: Notwithstanding anything to the contrary in
Section 24 of the Master Lease, as incorporated herein, in the event the Premises or the Building should be damaged or destroyed by a Casualty which is not due to an act or omission of Subtenant or its agents, employees, invitees or contractors, then Subtenant shall have the right to terminate this Sublease if material restoration of the Premises are not substantially completed within one hundred and eighty (180) days after the date of the damage or destruction.

     27. CONDITIONS PRECEDENT: Notwithstanding anything to the contrary in this Sublease, this Sublease and Sublandlord's and Subtenant's obligations hereunder are conditioned upon Sublandlord's receipt of the written consent of Master Landlord to this Sublease in form and substance satisfactory to Sublandlord and Subtenant. If Sublandlord does not receive such consent within thirty (30) days after execution of this Sublease by Sublandlord and Subtenant, then Sublandlord may terminate this Sublease by giving Subtenant written notice thereof prior to receipt of such consent, and upon such termination, Sub landlord shall return to Subtenant the first month's Base Rent paid by Subtenant pursuant to Paragraph 4.C hereof and the Security Deposit. If Sublandlord does not receive such consent within forty-five (45) days after full execution of this Sublease by Sublandlord and Subtenant, then Subtenant may terminate this Sublease by giving Sublandlord written notice thereof prior to receipt of such consent, and upon such termination, Sublandlord shall return to Subtenant the first month's Base Rent paid by Subtenant pursuant to Paragraph 4.C hereof and the Security Deposit. Subtenant can elect to waive the incorporation in the Consent to Sublease of the "Special Provisions" (described in Subtenant's insert 6 "Special Provisions" to the Consent to Sublease), provided Subtenant delivers written notice to Sublandlord setting forth such waiver.

     28. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT: Upon full execution of this Sublease by Sublandlord and Subtenant, Sublandlord shall ask Master Landlord to request that any lender of Master Landlord who has a security interest in the Premises or the Building, to provide Subtenant with a Subordination, Non-Disturbance and Attornment Agreement in connection with this Sublease. The execution or delivery of such an agreement shall not be a condition to this Sublease.

     29. MASTER LEASE: Sublandlord shall at all times faithfully and timely comply with all of its obligations under the Master Lease which have not been assumed by Subtenant under this Sublease. Without limiting any other right or remedy of Subtenant under this Sublease, if Master Landlord seeks to terminate the Master Lease because of an event of default by Sublandlord, Sublandlord shall use its reasonable good faith efforts to maintain the Master Lease in full force and effect for the benefit of Subtenant. To the actual knowledge of Sublandlord, without further inquiry: (a) the Master Lease is in full force and effect and there exists under the Master Lease no default or event of default by either Master Landlord or Sublandlord, nor has there occurred any event which with the giving of notice or the passage of time or both, could constitute such a default or event of default; (b) there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublandlord which could adversely affect the Premises or any part thereof or the ability of Sublandlord to perform its obligations under the Master Lease; (c) there is no pending or threatened condemnation or similar proceeding affecting the Premises or any portion thereof, and Sublandlord has no knowledge that any such action currently is contemplated; (d) Sublandlord has not received any written notice from any insurance company of any defects or inadequacies of the Premises which would adversely affect the insurability of the Premises or materially increase the premiums for insurance thereof; and (e) Sublandlord has not received any written notice from any applicable governmental agency that the condition of the Premises violates any applicable law or regulation; and (f) there are no Hazardous Materials on the Premises that require remediation under any applicable environmental laws. If there is an Event of Default under the Master Lease which is due to an act or omission of Sublandlord (and not due to an act or omission of Subtenant or any of its agents, employees, contractors, invitees, successors, subtenants or assigns), Subtenant can elect, at is sole discretion, to cure such Event of Default by making payment directly to the Master Landlord or performing such obligation, and thereafter, until Sublandlord reimburses Subtenant for its out of pocket costs incurred for such direct performance (plus interest at the Applicable Interest Rate from the date paid by Subtenant until the dated reimbursed by Sublandlord), Subtenant can further elect to make all payments or other performances required hereunder directly to the Master Landlord, provided Master Landlord elects to recognize and/or permit such action. If there is an Event of Default under the Master Lease due to an act or omission of Subtenant or Subtenant's agents, employees, contractors, invitees, successors, subtenants or assigns, Subtenant shall not have the rights set forth in the immediately preceding sentence.

        30. COUNTERPARTS: This Sublease may be executed in one (1) or more counterparts each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one (1) document.

       IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.


SUBLANDLORD:                                 SUBTENANT:

CONCENTRIC NETWORK CORPORATION               IMGIS, INC. DBA "ADFORCE"

By: /s/ PETER J. BERGERON                    By: /s/ REX S. JACKSON
    ------------------------------               ----------------------------
Print Name: PETER J. BERGERON                Print Name: REX S. JACKSON
            ----------------------                       --------------------
Title: CORPORATE SECRETARY                   Title: V.P. & G.C.
       ---------------------------                  -------------------------

By:___________________________               By:_____________________________

Print Name:___________________               Print Name:_____________________

Title:________________________               Title:__________________________


Address:                                     Address:


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